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													   EXHIBIT 99.1

						  POWER OF ATTORNEY

							    AND
						CONFIRMING STATEMENT

	    KNOW ALL PERSONS BY
THESE PRESENTS, that I hereby designate, appoint, and constitute, and hereby confirm the designation, appointment and constitution of, each of
Karl A. Stewart, Timothy R. Donovan, Anne E. Frueh, Horace V. Draa,
James
D. Harrington and J. Jeffrey Zimmerman as my true and lawful attorney-in-fact and agent, with full power of substitution, for me and in my name, place and stead, in any and all capacities, to execute and file on my behalf all Forms 3, 4 and 5 (including any amendments thereto) that I may be required to file with the U.S. Securities and Exchange
Commission and any stock
exchange as a result of my direct or indirect ownership of, or transactions in, securities of Tenneco Inc. or its subsidiary companies. I hereby further grant unto each said attorney-in-fact and agent all full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or my substitute or substitutes may lawfully do or cause to be done by virtue of the power and authority granted hereunder to each attorney-in-fact.
The authority of Karl A. Stewart,
Timothy R. Donovan, Anne E. Frueh, Horace V.
Draa, James D. Harrington
and J. Jeffrey Zimmerman under this Power of Attorney and Confirming
Statement shall continue until I am no longer required to file
Forms 3, 4
and 5 with regard to my direct or indirect ownership of or transactions in securities of Tenneco Inc. or its subsidiary companies.

	    I
hereby acknowledge that Karl A. Stewart, Timothy R. Donovan, Anne E.

Frueh, Horace V. Draa, James D. Harrington and J. Jeffrey Zimmerman are not assuming any of the undersigned's responsibilities to comply with
Section 16 of
the Securities and Exchange Act of 1934, as amended.



Date:	    January 23, 2006

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Signed:	  /s/
Mitsunobu Takeuchi
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